Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq

JOHN CACOMANOLIS, ESQ*

CHAD FRIEND, ESQ, LLM

SVETLANA ROVENSKAYA, ESQ**

OF COUNSEL:

Jack A. Fattal, esq.***

Jessica Haggard, esq. ****

MICHAEL R. GEROE, ESQ, CIPP/US*****

CRAIG D. LINDER, ESQ******

PETER P. LINDLEY, ESQ, CPA, MBA

john lowy, esq.*******

STUART REED, ESQ

Harris Tulchin, Esq. ********

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in FL and NY

**licensed in NY and NJ

*** licensed in NY

****licensed in Missouri

*****licensed in CA, DC, MO and NY

******licensed in CA, FL and NY

*******licensed in NY and NJ

********licensed in CA and HI (inactive in HI)

August 26, 2022

Jupiter Neurosciences, Inc.

1001 North US HWY 1, Suite 504

Jupiter, Florida 33477

Re:	Jupiter Neurosciences, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Jupiter Neurosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (as amended through the date hereof, the “Registration Statement”) relating to the offer and sale by the Company of up to $15,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share. The Shares are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Spartan Capital Securities LLC, as the underwriter, the form of which is filed as Exhibit 1.1 to the Registration Statement.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We express no opinion herein as to the laws of any state or jurisdiction other than the Delaware General Corporation Law (including all related provisions of the Delaware Constitution and all reported judicial decisions interpreting the Delaware General Corporation Law and the Delaware Constitution) and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832